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                                                                  EXHIBIT 10(d)

                                 PROMISSORY NOTE

$125,000.00                                                      March 3, 1999
                                                          San Diego, California

1. FOR VALUE RECEIVED, the undersigned maker promises to pay Alliance Pharmaceutical Corp. ("Alliance"), at 3040 Science Park Road, San Diego, California, the principal sum of One Hundred Twenty-Five Thousand Dollars ($125,000) with interest on the unpaid principal at the rate of seven and three-quarters percent (7.75%) per annum during the time such principal remains outstanding.

2. Principal and interest on this Note shall be payable in installments of $1,157.80 every pay day at Alliance, commencing with Alliance's pay day on March 24, 1999 and continuing thereafter until all principal and interest have been paid in full; provided that in the event the undersigned's employment with Alliance is terminated for any reason, the entire outstanding balance of principal and interest shall be paid in full within ninety (90) days of such termination. Maker hereby authorizes Alliance to deduct any payments due on this Note, scheduled or otherwise, from maker's earnings from Alliance at any time.

3. This Note may be prepaid in whole or in part at any time without penalty or premium, provided that each such prepayment shall be applied first to accrued interest.

4. Maker's spouse hereby acknowledges that she will benefit from the proceeds of this loan, and agrees to the terms of this Note.

5. The maker of this Note and maker's spouse hereby waive presentment, demand, protest or notice of any kind, and agree to reimburse Alliance for any costs or expenses of collection or enforcement (including attorney's fees) of this Note.

6. Maker and maker's spouse hereby agree to execute and deliver a deed of trust on any real property of maker, including maker's residence, granting a lien on such property to secure the repayment of this Note at any time.

7. This Note shall be construed in accordance with and governed by the laws of the State of California.

      IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the date set forth above.

                                            Maker's Spouse


/s/ DR. ARTEMIOS B. VASSOS                  /s/ KATHLEEN FRAZIER
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Dr. Artemios B. Vassos                      Kathleen Frazier